Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. REPORTS FOURTH QUARTER

AND FULL-YEAR 2019 RESULTS

HOUSTON, TX., March 4, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced financial results for the fourth quarter and full-year 2019.

4Q19 FINANCIAL HIGHLIGHTS

●	Total direct collections +19.1% year-over-year (y/y)
●	Total revenue of $42.6 million (+$0.8 million y/y)
●	Total net income of $1.4 million (+$1.6 million y/y)
●	Total adjusted EBITDA of $3.9 million (+$5.5 million y/y)

FULL-YEAR 2019 HIGHLIGHTS

●	Total direct collections +20.6% y/y
●	Completed Tensile Capital Joint-Venture
●	Completed Bunker One Strategic Partnership

For the three months ended December 31, 2019, the Company reported net income available to common shareholders of $1.4 million, or $0.04 per diluted share, versus a net loss of ($0.2) million, or ($0.01) per basic share, in the fourth quarter of 2018. Vertex reported Adjusted EBITDA of $3.9 million in the fourth quarter of 2019, versus ($1.6) million in the prior-year period. For the full-year 2019, the Company reported a net loss available to common shareholders of ($11.4) million, or ($0.28) per basic share, versus a net loss of ($8.0) million, or ($0.23) per basic share, in 2018. Vertex reported Adjusted EBITDA of $7.4 million for the full-year 2019, versus $7.3 million in the prior-year period. A schedule reconciling the Company’s GAAP and non-GAAP financial results (including Adjusted EBITDA) is included later in this release.

Fourth quarter results benefited from a combination of increased sales volumes and elevated product margins, resulting in improved profitability in the period. In advance of the January 1, 2020 low-sulfur marine fuel mandate set forth by the International Maritime Organization, the spread between high-sulfur fuel oil and corresponding middle distillate values widened materially. In response to improved market conditions, the Company’s Marrero, Louisiana refinery operated near peak capacity during the fourth quarter of 2019, capitalizing on favorable refining economics evident in the market. During the fourth quarter of 2019, Marrero sold near-record volumes of middle distillate to the Company’s long-term distribution partner, Bunker One USA. At the Company’s Ohio-based Heartland refinery, increased sales volumes of high-purity base oils also contributed to the year-over-year improvement in fourth quarter results.

Direct collections of used motor oil (UMO) increased 19.1% in the fourth quarter of 2019, when compared to the prior-year’s period. UMO collections represented approximately 44.5% of overall feedstock processed at the Company’s refineries in the fourth quarter of 2019, versus 36.5% in the fourth quarter of 2018, with the remaining feedstock being sourced from third-party UMO suppliers.

MANAGEMENT COMMENTARY

“Fourth quarter results exceeded our guidance range, given strong performances at both our Marrero and Heartland refineries,” stated Benjamin P. Cowart, President and CEO of Vertex, who continued, “In expectation of improved product spreads leading up to the January 1, 2020 IMO transition, we operated our Marrero refinery at capacity, while building inventories of middle distillates. This strategy served us well in the fourth quarter, positioning us to sell increased volumes at elevated margins. Improved refining economics at Marrero, together with increased sales of high-purity base oils at Heartland, resulted in a return to profitable growth in the period.

“During 2019, we entered into two major strategic partnerships that we believe will position us to achieve material growth in profitability over a multi-year horizon. Our recently announced relationship with Bunker One USA, which provides for a long-term supply-offtake agreement and a net profit-sharing arrangement, represents the single most significant opportunity for growth in 2020. This relationship, together with our previously disclosed joint-venture with Tensile Capital, which positions us to become a leading producer and marketer of high-purity base oils at the Heartland refinery, are both transformational opportunities that we feel position us to create significant value for shareholders, over time.

“During the first quarter 2020, product spreads narrowed from near-record fourth quarter levels, as global trade slowed in reaction to concerns around a novel coronavirus strain. Importantly, we have hedges in place to protect some of our product margins, which we expect will serve to offset part of the recent volatility evident in the market. Even as refining margins are expected to revert back toward long-term averages, contributions from the Bunker One agreement, together with strong demand for high-purity base oils, support our positive outlook for the full-year 2020,” continued Cowart.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:

844-369-8770

To listen to a replay of the teleconference, which will be available through April 4, 2020:

Domestic Replay:	877-481-4010
Conference ID:	33255

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

CONTACT

Noel Ryan, IRC

720.778.2415

IR@vertexenergy.com

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Twelve Months
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss)
attributable to Vertex Energy, Inc.	$1,434,202	$(201,333)	$(5,048,579)	$(2,217,767)
Add (deduct):
Interest Income	(126)	—	(2,697)	(659)
Interest Expense	747,291	833,084	3,070,071	3,281,855
Depreciation and amortization	1,846,604	1,756,996	7,180,089	6,991,010
EBITDA	4,027,971	2,388,747	5,198,884	8,054,439

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	819,239	(2,888,687)	487,524	(763,716)
Unrealized (gain) loss on derivative instruments	(1,134,723)	(1,297,475)	1,071,792	(695,992)
Stock-based compensation	169,350	165,057	642,841	659,836
Adjusted EBITDA *	$3,881,837	$(1,632,358)	$7,401,039	$7,254,567

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
●	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and
●	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$4,099,655	$1,249,831
Restricted cash	100,170	1,600,000
Accounts receivable, net	12,138,078	9,027,990
Federal income tax receivable	68,606	137,212
Inventory	6,547,479	8,091,397
Derivative commodity asset	—	695,941
Prepaid expenses and other current assets	4,452,920	2,740,541
Total current assets	27,406,908	23,542,912

Fixed assets, at cost	69,469,548	66,762,388
Less accumulated depreciation	(4,708,151)	(19,874,896)
Fixed assets, net	44,761,397	46,887,492
Finance lease right-of-use assets	851,570	397,515
Operating lease right-of-use assets	35,586,885	—
Intangible assets, net	11,243,800	12,578,519
Deferred income taxes	68,605	137,211
Other assets	840,754	616,759
TOTAL ASSETS	$120,759,919	$84,160,408

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$7,620,098	$8,791,529
Accrued expenses	5,016,132	2,535,347
Dividends payable	389,176	403,002
Finance lease-current	217,164	95,857
Operating lease-current	5,885,304	—
Current portion of long-term debt, net of unamortized finance costs	2,017,345	1,325,240
Revolving note	3,276,230	3,844,636
Derivative commodity liability	375,850	—
Total current liabilities	24,797,299	16,995,611

Long-term debt, net of unamortized finance costs	12,433,000	14,402,179
Finance lease-long-term	610,450	276,355
Operating lease-long-term	29,701,581	—
Contingent consideration	—	15,564
Derivative warrant liability	1,969,216	1,481,692
Total liabilities	69,511,546	33,171,401

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares authorized, 3,826,055 and 3,604,827 shares issued and outstanding at December 31, 2019 and 2018, respectively with liquidation preference of $11,860,771 and $11,174,964 at December 31, 2019 and 2018, respectively.	11,006,406	8,900,208

Series B1 Preferred Stock, $0.001 par value per share; 17,000,000 shares authorized, 9,028,085 and 10,057,597 shares issued and outstanding at December 31, 2019 and 2018, respectively with liquidation preference of $14,083,813 and $15,689,851 at December 31, 2019 and 2018, respectively.	12,743,047	13,279,755

Redeemable non-controlling interest	4,396,894	—
Total Temporary Equity	28,146,347	22,179,963

EQUITY
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 419,859 and 419,859 shares issued and outstanding at December 31, 2019 and 2018, respectively, with a liquidation preference of $625,590 and $625,590 at December 31, 2019 and December 31, 2018, respectively.	420	420

Series C Convertible Preferred stock, $0.001 par value per share; 44,000 shares designated; zero and zero issued and outstanding at December 31, 2019 and 2018, respectively with a liquidation preference of zero and zero at December 31, 2019 and December 31, 2018, respectively.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 43,395,563 and 40,174,821 issued and outstanding at December 31, 2019 and 2018, respectively.	43,396	40,175
Additional paid-in capital	81,527,351	75,131,122
Accumulated deficit	(59,246,514	(47,800,886
Total Vertex Energy, Inc. stockholders' equity	22,324,653	27,370,831
Non-controlling interest	777,373	1,438,213
Total Equity	23,102,026	28,809,044
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$120,759,919	$84,160,408

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018

	2019	2018
Revenues	$163,365,565	$180,720,661
Cost of revenues (exclusive of depreciation and amortization shown separately below)	134,777,113	151,314,039
Gross profit	28,588,452	29,406,622

Operating expenses:
Selling, general and administrative expenses	24,182,407	21,927,264
Depreciation and amortization	7,180,089	6,991,010
Total operating expenses	31,362,496	28,918,274
Income (loss) from operations	(2,774,044)	488,348
Other income (expense):
Other income	920,197	659
Gain (loss) on sale of assets	(74,111)	45,553
Gain (loss) on change in value of derivative warrant liability	(487,524)	763,716
Interest expense	(3,070,071)	(3,281,855)
Total other expense	(2,711,509)	(2,471,927)
Loss before income taxes	(5,485,553)	(1,983,579)
Income tax benefit	—	—
Net loss	(5,485,553)	(1,983,579)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	(436,974)	234,188
Net loss attributable to Vertex Energy, Inc.	(5,048,579)	(2,217,767)

Accretion of redeemable noncontrolling interest to redemption value	(2,279,371)	—
Accretion of discount on series B and B-1 Preferred Stock	(2,489,722)	(3,132,414)
Dividends on series B and B-1 Preferred Stock	(1,627,956)	(2,687,123)
Net loss available to common stockholders	$(11,445,628)	$(8,037,304)

Loss per common share
Basic	$(0.28)	$(0.23)
Diluted	$(0.28)	$(0.23)
Shares used in computing loss per share
Basic	40,988,946	35,411,264
Diluted	40,988,946	35,411,264

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDING DECEMBER 31, 2019 AND 2018

	Common Stock		Series A Preferred		Series C Preferred		Additional Paid-in	Retained	Non-controlling	Total
	Shares	$.001 Par	Shares	$.001 Par	Shares	$.001 Par	Capital	Earnings	Interest	Equity
Balance on December 31, 2017	32,658,176	$32,658	453,567	$454	31,568	$32	$67,768,509	$(39,816,300)	$399,005	$28,384,358
Correction of non-controlling interest	—	—	—	—	—	—	—	52,718	(52,718)	—
Dividends and Series B and B1 Preferred Stock	166,630	167	—	—	—	—	313,097	(2,687,123)	—	(2,373,859)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,960,013)	—	(1,960,013)
Conversion of Series B Preferred stock to common	32,149	33	—	—	—	—	99,629	(36,700)	—	62,962
Share based compensation expense, total	—	—	—	—	—	—	659,836	—	—	659,836
Exercise of options to common	241	—	—	—	—	—	—	—	—	—
Conversion of Series A Preferred stock to common	33,708	34	(33,708)	(34)	—	—	—	—	—	—
Conversion of Series C Preferred Stock to common	3,156,800	3,157	—	—	(31,568)	(32)	(3,125)	—	—	—
Conversion of Series B1 Preferred stock to common	3,977,117	3,976	—	—	—	—	6,200,326	(1,135,701)	—	5,068,601
Fixed assets contributed by noncontrolling interest	—	—	—	—	—	—	—	—	857,738	857,738
Issue of common stock from Nickco contingent consideration	150,000	150	—	—	—	—	92,850	—	—	93,000
Net income (loss)	—	—	—	—	—	—	—	(2,217,767)	234,188	(1,983,579)
Balance on December 31, 2018	40,174,821	40,175	419,859	420	—	—	75,131,122	(47,800,886)	1,438,213	28,809,044
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,627,956)	—	(1,627,956)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(2,169,597)	—	(2,169,597)
Conversion of B1 Preferred Stock to common	1,642,317	1,642	—	—	—	—	2,560,373	(320,125)	—	2,241,890
Share based compensation expense, total	—	—	—	—	—	—	642,840	—	—	642,840
Exercise of options to common	78,425	79	—	—	—	—	6,996	—	—	7,075
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(285,534)	(285,534)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(2,217,703)	—	(2,217,703)
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	970,809	—	—	970,809
Issue of common stock and warrants	1,500,000	1,500	—	—	—	—	2,215,211	—	—	2,216,711
Net loss	—	—	—	—	—	—	—	(5,110,247)	(375,306)	(5,485,553)
Balance on December 31, 2019	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDING DECEMBER 31, 2019 AND 2018

	2019	2018
Cash flows from operating activities
Net loss	$(5,485,553)	$(1,983,579)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation expense	642,840	659,836
Depreciation and amortization	7,180,089	6,991,010
Reduction in allowance for bad debt	(320,013)	(299,110)
Gain on commodity derivative contracts	2,458,359	(1,062,682)
Net cash settlement on commodity derivatives	(2,841,052)	369,188
Gain on sale of assets	74,111	(45,553)
Gain on disposition	—	(241,416)
Amortization of debt discount and deferred costs	573,908	584,336
Deferred federal income tax	—	—
Decrease in fair value of derivative liability	487,524	(763,716)
Reduction in contingent consideration	(15,564)	(128,116)
Impairment of goodwill	—	176,349
Changes in operating assets and liabilities:
Accounts receivable	(2,652,864)	2,143,834
Inventory	1,543,918	(1,786,555)
Prepaid expenses	(257,894)	(597,146)
Accounts payable	(1,171,433)	1,493,324
Accrued expenses	2,480,786	42,625
Other assets	(223,995)	(176,342)
Net cash provided by operating activities	2,473,167	5,376,287
Cash flows from investing activities
Internally developed software	(489,093)	—
Proceeds from the sale of assets	232,020	—
Acquisitions	—	(269,826)
Purchase of fixed assets	(3,369,367)	(2,499,117)
Net cash used in investing activities	(3,626,440)	(2,768,943)
Cash flows from financing activities
Line of credit proceeds (payments), net	(568,406)	(746,891)
Proceeds received from issuance of common stock and warrants	2,216,711	—
Proceeds from exercise of stock options	7,075	—
Distribution VRM LA	(285,534)	—
Contribution received from redeemable noncontrolling interest	3,150,000	—
Payments on finance leases	(165,598)	(77,886)
Proceeds from notes payable	2,809,139	4,024,964
Payments made on notes payable	(4,660,120)	(4,063,487)
Net cash provided by (used in) financing activities	2,503,267	(863,300)
Net change in cash and cash equivalents and restricted cash	1,349,994	1,744,044
Cash and cash equivalents and restricted cash at beginning of the year	2,849,831	1,105,787
Cash and cash equivalents and restricted cash at end of year	$4,199,825	$2,849,831

SUPPLEMENTAL INFORMATION
Cash paid for interest	$2,505,852	$2,722,542
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$—	$34
Conversion of Series B and B1 Preferred Stock into common stock	$2,560,373	$6,613,052
Dividends on Series B and B-1 Preferred Stock	$1,627,956	$2,687,123
Initial adjustment of carrying amount of redeemable noncontrolling interest	$970,809	$—
Accretion of discount on Series B and B-1 Preferred Stock	$2,489,722	$3,132,414
Accretion of redeemable noncontrolling interest to redemption value	$2,279,371	$—
Equipment acquired under capital leases	$621,000	$450,098
Contributed assets Vertex Recovery Management LA from non-controlling interest	$—	$857,738
Common restricted shares for Nickco acquisition	$—	$93,000